SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [ ]  Definitive Proxy Statement
         [x]  Definitive Additional Materials
         [ ] Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

                            Global Income Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)


      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.
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     (1) Title of each class of securities  to which  transaction  applies:
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         pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)   Amount Previously Paid:
     (2)   Form, Schedule or Registration Statement No.:
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Notes:

                            GLOBAL INCOME FUND, INC.



URGENT                             IMPORTANT                              URGENT



Dear Fellow Stockholders:

     WE STILL NEED YOUR VOTE TO APPROVE PROPOSAL 3.

     The Annual Meeting of Stockholders of Global Income Fund, Inc. (the "Fund") has been adjourned to January 10, 2001 with regard to proposal 3. This proposal, to change the classification of the Fund from a diversified investment company to a non-diversified investment company, was fully described in the previously mailed proxy statement dated October 18, 2000.

     While approximately 80% of the votes received so far have voted in favor, the minimum required vote of the outstanding shares needed has not yet been received.

     YOUR VOTE IS IMPORTANT regardless of the number of shares you own. Therefore, on behalf of the Board of Directors, I urge you to please take a moment now and vote FOR proposal 3 by signing, dating and mailing your proxy card in the enclosed postage paid envelope.

     Alternatively, please see the enclosed instruction sheet for TELEPHONE and INTERNET VOTING.

     Thank you for your support and assistance.


                                Very truly yours,



                                Thomas B. Winmill
                                    President






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         Please Vote Now by Signing and Returning the Enclosed Proxy Card.
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        Delay may cause the Fund to incur additional expenses to solicit sufficient votes.
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






Global Income Fund, Inc.                           Proxy/Voting Instruction Card
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This proxy is solicited  by and on behalf of the Fund's  Board of Directors  for the Annual Meeting of Stockholders on November 28, 2000, and at any postponement or adjournment thereof.

The undersigned stockholder of Global Income Fund, Inc. (the "Fund") hereby appoints Thomas B. Winmill and Monica Pelaez and each of them, the attorneys and proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the offices of the Fund at 11 Hanover Square, New York, New York on Tuesday, November 28, 2000 at 8:00 a.m., and at any postponement or adjournment thereof ("Meeting") to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the proxy statement for the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the accompanying Proxy Statement and revokes any proxy heretofore given for the Meeting. If no directions are given, the proxies will vote FOR all proposals and in their discretion on any other matter that may properly come before the Meeting.


                                        Sign here as name(s) appear to the left.


                                        ----------------------------------------



                                        ----------------------------------------

                    Signature(s) should be exactly as name or names appearing on this form. Please sign this proxy and return it promptly whether or not you plan to attend the Meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the Meeting and decide to vote by ballot, such vote will supersede this proxy.

                                      Dated:                              , 2000
                                            ------------------------------

           Please fold and detach card at perforation before mailing.



           Your vote is important! Please sign and date the proxy/voting instructions card above and return it promptly in the enclosed postage-paid envelope or otherwise to Global Income Fund, Inc. c/o EquiServe, P.O. Box 9391, Boston, MA 02205-9969 so that your shares can be represented at the Meeting.

Global Income Fund, Inc.          Please mark your votes as in this example: [X]
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Please sign, date and return this proxy/voting instructions card promptly in the enclosed postage-paid envelope. If no direction is given on a proposal, the proxies will vote FOR the proposal, in accordance with the Fund Board's recommendations.


1. To elect to the Board of Directors the Nominee, Robert D. Anderson, as Class III Director, to serve for a five year term and until his successor is duly elected and qualified.


     [ ]        FOR the Nominee        [ ]        WITHHOLD authority for the
                                                  Nominee


2. To ratify the selection of Tait, Weller & Baker as the Fund's independent auditors.

     [ ]        FOR              [ ]        AGAINST           [ ]        ABSTAIN


3. To change the classification of the Fund from a diversified investment company to a non-diversified investment company.

     [ ]        FOR              [ ]        AGAINST           [ ]        ABSTAIN


           Please fold and detach card at perforation before mailing.

               Proxy to be signed and dated on the reverse side.